UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

TuSimple Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40326	86-2341575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9191 Towne Centre Drive, Suite 600
San Diego, CA 92122
(Address of principal executive offices, including zip code)

(619) 916-3144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Independent Director Appointments

On December 15, 2022, the board of directors (the “Board”) of TuSimple Holdings Inc. (the “Company”) appointed Wendy Hayes and Michael Mosier to the Board, effective immediately. Ms. Hayes and Mr. Mosier will each serve until the Company’s 2023 annual meeting of stockholders and until their successor is elected and qualified. The Board has determined that Ms. Hayes and Mr. Mosier meet the requirements for independence under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and under the applicable listing standards of The Nasdaq Stock Market. In addition, Mr. Mosier will serve as the Company’s Security Director pursuant to the terms of the National Security Agreement the Company entered into with the U.S. government on February 18, 2022.

Ms. Hayes and Mr. Mosier will each enter into the Company’s standard form of indemnification agreement filed as Exhibit 10.1 to the Company’s registration statement on Form S-1, filed with the SEC on March 23, 2021.

There are no arrangements or understandings between either of Ms. Hayes or Mr. Mosier and any other persons pursuant to which either individual was elected as a member of the Board. There are no family relationships between either of Ms. Hayes or Mr. Mosier and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Neither Ms. Hayes nor Mr. Mosier is party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Committee Appointments

On December 13, 2022, the Board appointed James Lu as the Chair and Mo Chen as a member of the Board’s Compensation Committee. On December 15, 2022, the Board appointed Ms. Hayes as the Chair and Mr. Mosier and Mr. James Lu as members of the Board’s Audit Committee, appointed Mr. James Lu as the Chair and Ms. Hayes as a member of the Board’s Nominating and Corporate Governance Committee, and appointed Mr. Mosier to serve as the Security Director and Chair of the Government Security Committee.

The Board determined that Ms. Hayes, Mr. Mosier and Mr. James Lu are each independent within the meaning of the listing standards of Nasdaq and for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act, and Ms. Hayes qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act.

Amendment to 2021 Equity Incentive Plan

On December 15, 2022, the Board approved an amendment (the “2021 Plan Amendment”) to the TuSimple Holdings Inc. 2021 Equity Incentive Plan (the “2021 Plan”), subject to approval by the stockholders of the Company. Following the approval of the 2021 Plan Amendment by the Board, the Company received a written consent in lieu of a meeting of stockholders representing a majority of the voting power of the outstanding shares of capital stock of the Company (the “Majority Holder”), approving the 2021 Plan Amendment. The 2021 Plan Amendment will become effective as of the twentieth day following the mailing of the definitive information statement on Form 14C with respect to the 2021 Plan Amendment.

The 2021 Plan Amendment increases the number of shares of Class A Common Stock reserved for issuance under the 2021 Plan by an additional 13,000,000 shares. Additionally, the 2021 Plan Amendment increases the automatic share increase provision in the event that the aggregate number of shares of Class A Common Stock that are available for issuance under the plan as of the last day of a fiscal year (commencing with the last day of the 2023 fiscal year) is less than five percent (5%) of the company capitalization (as of such date) (the “Automatic Trigger”), then on the first day of each fiscal year of the Company commencing with the fiscal year beginning on January 1, 2024 and continuing for each fiscal year thereafter for the duration of the plan (ending on and including the fiscal year commencing on January 1, 2031), the aggregate number of shares of Class A Common Stock that may be issued under the plan will automatically increase in an amount equal to the lesser of (i) five percent (5%) of the company capitalization on the last day of the immediately preceding fiscal year or (ii) such number of shares of Class A Common Stock as may be determined by the Board prior to the date of the automatic increase. Notwithstanding the foregoing, the 2021 Plan Amendment provides that in the event that the aggregate number of shares of Class A Common Stock that are available for issuance under the plan as of the last day of any such fiscal year is equal to or greater than five percent (5%) of the company capitalization (as of such date) and, as a result, the aggregate number of shares of Class A Common Stock available for issuance under the plan does not increase as of the first day of the following fiscal year in accordance with the Automatic Trigger, the Board retains the authority in its sole discretion to, prior to the date that such automatic increase would have occurred had the Automatic Trigger been attained, increase the aggregate number of shares of Class A Common Stock that may be issued under the plan in any such fiscal year (commencing with the fiscal year beginning on January 1, 2024 and continuing for each fiscal year thereafter for the duration of the plan (ending on and including the fiscal year commencing on January 1, 2031)) by up to five percent (5%) of the company capitalization on the last day of the immediately preceding fiscal year as if the Automatic Trigger had been attained in accordance with its terms.

The above description of the 2021 Plan Amendment is qualified in its entirety by reference to the text of the 2021 Plan Amendment, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

CEO Compensation

As previously disclosed, on November 10, 2022, the Board appointed Cheng Lu as Chief Executive Officer of the Company. On December 13, 2022, in connection with Mr. Lu’s appointment, the Compensation Committee approved, and on December 14, 2022 the Company and Mr. Lu entered into, a letter agreement (the “Letter Agreement”) and a severance and change in control agreement (the “Severance Agreement”).

The Letter Agreement provides that Mr. Lu will receive an annual base salary of $450,000, a target annual bonus opportunity of 80% of his annual base salary, which is guaranteed to be at least equal to $400,000 for the fiscal year ending December 31, 2022, and a monthly housing allowance of $9,000. The Letter Agreement further provides for an award of 6,850,000 stock units, 50% of which will be granted in the form of time-based restricted stock units that will be eligible to vest over a period of four years following the date of grant and 50% of which will be granted in the form of performance-based restricted stock units that will be eligible to vest based on the attainment of certain stock price hurdles, in either case, subject to continued employment and in exchange for the cancellation and forfeiture of each of Mr. Lu’s 1,850,000 outstanding time-vested stock options, and taken into account the 1,150,000 performance-based options that were forfeited when Mr. Lu resigned as Chief Executive Officer in March 2022. The Letter Agreement also provides for a cash payment of $150,000, which represents the balance of the consulting fees that Mr. Lu would have received under his consulting agreement had that agreement continued in accordance with its terms.

The Severance Agreement provides for the following severance entitlements upon a termination of employment by the Company without cause or by Mr. Lu for good reason, in either case, other than within six (6) months prior to or within twelve (12) months following a change in control: (i) twelve (12) months of base salary continuation; (ii) subsidized COBRA coverage for up to eighteen (18) months; (iii) a lump-sum cash amount equal to $15,000,000 payable within thirty (30) days of such termination of employment by the Company without cause or by Mr. Lu for good reason, provided that such termination occurs prior to the third anniversary of the effective date of the Letter Agreement; and (iv) an additional eighteen (18) months vesting of then-outstanding equity awards, with performance goals and other vesting criteria to be deemed satisfied in accordance with the terms of the applicable award agreement and the stock price hurdles applicable to his initial performance-based restricted stock units deemed achieved. The Severance Agreement further provides for the following severance entitlements upon a termination of employment by the Company without cause or by Mr. Lu for good reason, in either case, within six (6) months prior to or within twelve (12) months following a change in control: (i) a lump-sum cash payment equal to two times the sum of his base salary and annual target bonus; (ii) subsidized COBRA coverage for up to eighteen (18) months; and (iii) accelerated vesting of each then-outstanding equity award, with performance goals or other vesting criteria deemed satisfied. The foregoing benefits and entitlements are subject to Mr. Lu’s execution and nonrevocation of a release of claims in favor of the Company. The Severance Agreement further provides that, upon the occurrence of a change in control, Mr. Lu will receive: (i) a lump-sum cash payment equal to the greater of $15,000,000 or 0.60% of the total equity value of the Company calculated based on the aggregate consideration received in connection with such change in control; and (ii) accelerated vesting of each then-outstanding equity award, with performance goals or other vesting criteria deemed satisfied. The Severance Agreement also provides Mr. Lu with an indemnity for any excise tax imposed pursuant to Section 4999 of the Internal Revenue Code.

The above description of the Letter Agreement and Severance Agreement is qualified in its entirety by reference to the text of the Letter Agreement and Severance Agreement, which are attached hereto as Exhibit 10.2 and 10.3, respectively, and incorporated herein by reference.

Appointment of Chief Financial Officer

On December 15, 2022, the Board appointed Eric Tapia, the interim Chief Financial Officer of the Company, as its permanent Chief Financial Officer. As disclosed in its Current Report on Form 8-K on June 21, 2022, which is incorporated herein by reference, the Board previously appointed Mr. Tapia as its interim Chief Financial Officer effective as of July 7, 2022. As of the time of the filing of this Current Report on Form 8-K, the Company has not yet made any determinations with regard to any modifications to Mr. Tapia’s compensation in connection with his appointment as the permanent Chief Financial Officer of the Company.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release in connection with the Board and Chief Financial Officer appointments. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to TuSimple Holdings Inc. 2021 Equity Incentive Plan.

10.2	Letter Agreement by and between TuSimple Holdings Inc. and Cheng Lu, dated December 14, 2022.

10.3	Severance and Change in Control Agreement by and between TuSimple Holdings Inc. and Cheng Lu, dated December 14, 2022.

99.1	Press Release issued by TuSimple Holdings Inc. on December 16, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuSimple Holdings Inc.

By:	/s/ Eric Tapia
Eric Tapia
Chief Financial Officer

Dated: December 16, 2022